Exhibit 99.1

RumbleOn Announces Full Year 2020 Financial Results

Grew Gross Profit Per Vehicle Sold by 100% Year-over-Year

Management to host a conference call today, March 15, 2021, at 8:30am ET

DALLAS - RumbleOn, Inc (NASDAQ: RMBL), an e-commerce company using innovative technology to aggregate and distribute pre-owned vehicles to and from both consumers and dealers, today announced financial results for the year ended December 31, 2020. Management is hosting an investor call to discuss results today, March 15, 2021 at 8:30am ET.

“Less than seven months after launching RumbleOn 3.0 its clear the newest generation of RumbleOn has been a great success,” said Marshall Chesrown, Chief Executive Officer. “RumbleOn 3.0 has increased overall listings on RumbleOn.com which has led to an improvement in gross profit on vehicles sold of more than 100% in 2020 as compared to 2019.”

Chesrown concluded, “The prescriptive steps we’ve taken to improve margins and expand our offering over the past year have quickly cemented RumbleOn as a Powersports leader in the United States.”

Full Year 2020 Financial Highlights
RumbleOn’s decision to focus on profitability in 2020, combined with the impact of COVID-19 has resulted in significantly reduced commercial activity and total inventory in the market. Despite these factors the Company's full year results demonstrate improvements in margin and EBITDA.

Unless otherwise noted, all comparisons are on a year-over-year basis for the twelve months ended December 31, 2020.

●
Total vehicle unit sales was 18,024, a decrease from 43,143 in 2019
●
Total revenue was $416.4 million, a decrease from $840.6 million in 2019
°
Powersports revenue was $46.7 million
°
Automotive revenue was $337.1 million
°
Transportation and vehicle logistics revenue was $31.8 million
●
Total gross profit was $31.6 million, or a total gross margin of 7.6%, an increase from 6.0% in 2019
°
Gross margin on vehicles sold (excluding the impairment loss on automotive inventory) was 9.6%, up from 5.4%. Gross profit per vehicle was $2,047 per vehicle, a 100.4% increase from 2019
°
Powersports gross profit per powersport vehicle sold was $1,478
°
Automotive gross profit per automotive vehicle sold was $2,282
●
Sales, General and Administrative Expenses was $53.7 million, a decrease from $86.6 million in 2019
°
Compensation expense was $25.7 million
°
Advertising and Marketing expense was $5.3 million
°
Professional fees were $3.2 million
°
Technology development expense was $1.4 million
°
General and Administrative expense was $18.1 million
●
Operating loss was $(18.6) million, an improvement from $(37.8) million in 2019
●
Net loss was $(25.0) million, an improvement from $(45.2) million in 2019
●
Adjusted EBITDA was $(5.8) million or (1.4)% of revenue, an improvement from $(26.4) million or (3.1)% of revenue in 2019
●
Net loss per basic and fully diluted Class B share was $(11.44), an improvement from $(40.53) in 2019

Adjusted EBITDA is a non-GAAP financial measure. Reconciliations of non-GAAP financial measures used in this release are provided in the attached financial tables.

Given the uncertainty of the ongoing impact and unprecedented conditions surrounding the COVID-19 pandemic, we cannot predict the overall effect to RumbleOn, our customers, regional business partners, and others that we work with.

Conference Call Details
RumbleOn’s management will host a conference call today, Monday, March 15, 2021 at 8:30 a.m. ET. A live and archived webcast can be accessed from RumbleOn's Investor Relations website at https://investors.rumbleon.com. To access the conference call telephonically, callers may dial (877) 407-9716, or (201) 493-6779 for callers outside of the United States and entering conference ID 13716962.

About RumbleOn
Founded in 2017, RumbleOn (NASDAQ: RMBL) is an e-commerce company using innovative technology to aggregate and distribute pre-owned automotive and powersport vehicles to and from both consumers and dealers, 100% online. RumbleOn is disrupting the pre-owned vehicle supply chain by providing dealers with technology solutions such as virtual inventory, and a 24/7 distribution platform, and consumers with an efficient, timely and transparent transaction experience, without leaving home. Whether buying, selling, trading or financing a vehicle, RumbleOn enables dealers and consumers to transact without geographic boundaries in a transparent, fast and friction free experience. For more information, please visit http://www.rumbleon.com.

Non-GAAP Financial Measures
As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release. Non-GAAP financial measures for the three and twelve months ended December 31, 2020 used in this release include: adjusted EBITDA.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Adjusted EBITDA is defined as net income or loss adjusted to add back interest expense including debt extinguishment and depreciation and amortization, and certain charges and expenses, such as goodwill impairment, impairment loss on automotive inventory, impairment loss on plant & equipment, insurance recovery proceeds, non-cash stock-based compensation, change in derivative liability, litigation expenses, severance, new business development and other non-recurring costs, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

Forward-Looking Statements
This press release may contain "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Source: RumbleOn, Inc.

Investor Relations:
The Blueshirt Group
Dylan Solomon
investors@rumbleon.com

Consolidated Balance Sheets
December 31, 2020 and 2019
(Unaudited)
	2020	2019
ASSETS
Current assets:
Cash	$1,466,831	$49,660
Restricted cash	2,049,056	6,676,622
Accounts receivable, net	9,407,960	8,482,707
Inventory	21,360,441	57,381,281
Prepaid expense and other current assets	3,446,225	1,210,474
Total current assets	37,730,513	73,800,744

Property and equipment, net	6,521,446	6,427,674
Right-of-use assets	5,689,637	6,040,287
Goodwill	26,886,563	26,886,563
Other assets	151,076	237,823
Total assets	$76,979,235	$113,393,091

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$12,707,448	$12,421,094
Accrued interest payable	1,485,854	749,305
Current portion of convertible debt, net	562,502	1,363,590
Current portion of long-term debt	20,688,651	59,160,970
Total current liabilities	35,444,455	73,694,959

Long -term liabilities:
Notes payable	4,691,181	1,924,733
Convertible debt, net	27,166,019	20,136,229
Derivative liabilities	16,694	27,500
Operating lease liabilities and other long-term liabilities	5,090,221	4,722,101
Total long-term liabilities	36,526,615	26,810,563
Total liabilities	71,408,570	100,505,522

Stockholders' equity:
Class B Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2020 and 2019, respectively	-	-
Common A stock, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of December 31, 2020 and 2019, respectively	50	50
Common B stock, $0.001 par value, 4,950,000 shares authorized, 2,191,633 and 1,111,681 shares issued and outstanding as of December 31, 2020 and 2019, respectively	2,192	1,112
Additional paid in capital	108,949,204	92,268,213
Accumulated deficit	(104,380,781)	(79,381,806)
Total stockholders' equity	4,570,665	12,887,569

Total liabilities and stockholders' equity	$76,979,235	$113,393,091

Consolidated Statements of Operations
For the Years Ended December 31, 2020 and 2019
(Unaudited)
	2020	2019
Revenue:
Pre-owned Vehicle Sales:
Powersports	$46,653,668	$101,008,976
Automotive	337,084,959	717,042,511
Transportation and vehicle logistics	31,816,157	22,577,860
Other	872,459	-
Total revenue	416,427,243	840,629,347

Cost of revenue:
Powersports	40,060,571	88,673,515
Automotive	308,800,631	685,313,894
Transportation and vehicle logistics	24,200,229	16,023,962
Cost of revenue before impairment loss	373,061,431	790,011,371
Impairment loss on automotive inventory	11,738,413	-
Total cost of revenue	384,799,844	790,011,371

Gross profit	31,627,399	50,617,976

Selling, general and administrative	53,659,348	86,624,249

Insurance recovery proceeds	(5,615,268)	-

Depreciation and amortization	2,142,939	1,786,426

Operating loss	(18,559,620)	(37,792,699)

Interest expense	(6,638,325)	(7,187,604)
Decrease in derivative liability	10,806	1,302,500
Gain (loss) on early extinguishment of debt	188,164	(1,499,250)
Net loss before provision for income taxes	(24,998,975)	(45,177,053)

Benefit for income taxes	-	-

Net loss	$(24,998,975)	$(45,177,053)

Weighted average number of common shares outstanding - basic and fully diluted	2,184,441	1,114,714

Net loss per share - basic and fully diluted	$(11.44)	$(40.53)

Consolidated Statements of Cash Flows
For the Two Years Ended December 31, 2020 and 2019
(Unaudited)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(24,998,975)	$(45,177,053)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,142,939	1,786,426
Amortization of debt discount	2,027,046	1,664,000
Bad debt expense	310,721	1,123,739
Stock based compensation expense	2,978,236	3,836,518
Impairment loss on inventory	11,738,413	-
Impairment loss on property and equipment	177,626	-
(Gain) from change in value of derivative liability	(10,806)	(1,302,500)
Loss from extinguishment of debt	(188,164)	1,499,250
Goodwill impairment	-	1,850,000
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(1,235,974)	2,037,023
(Increase) decrease in inventory	24,282,427	(2,327,754)
(Increase) in prepaid expenses and other current assets	(2,235,751)	(113,529)
(Increase) decrease in other assets	86,747	(135,645)
Increase in other liabilities	720,067	-
(Decrease) increase in accounts payable and accrued liabilities	152,126	(5,031,073)
Increase in accrued interest payable	1,196,549	543,268
Net cash provided by (used in) operating activities	17,143,227	(39,747,330)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used for acquisitions	-	(835,000)
Proceeds from sales of property and equipment	38,436	169,268
Technology development	(2,145,055)	(3,085,743)
Purchase of property and equipment	(174,786)	(119,748)
Net cash used in investing activities	(2,281,405)	(3,871,223)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable and convertible debt	8,272,375	27,455,537
Repayments for notes payable	(1,767,758)	(10,857,500)
Net proceeds from (payments on) lines of credit	(40,533,759)	2,788,469
Proceeds from PPP Loan	5,176,845	-
Proceeds from sale of common stock	10,780,080	15,173,427
Net cash provided by (used in) financing activities	(18,072,217)	34,559,933

NET CHANGE IN CASH	(3,210,395)	(9,058,620)

CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	6,726,282	15,784,902

CASH AND RESTRICTED CASH AT END OF PERIOD	$3,515,887	$6,726,282

Reconciliation of Non-GAAP Measures
RumbleOn, Inc.
Reconciliation of Adjusted EBITDA to Net Loss
(Unaudited)

	2020	2019
Net loss	$(24,998,975)	$(45,177,053)
Add back:
Interest expense (including debt extinguishment)	6,450,161	8,686,854
Depreciation and amortization	2,142,939	1,786,426
EBITDA	(16,405,875)	(34,703,773)
Adjustments
Goodwill impairment		1,850,000
Impairment loss on automotive inventory	11,738,413	-
Impairment loss on plant & equipment	177,626	-
Insurance recovery proceeds	(5,615,268)	-
Non-cash stock-based compensation	2,978,236	3,836,518
Change in derivative liability	(10,806)	(1,302,500)
Litigation expenses	1,295,717	61,446
Severance	-	1,079,438
New business development	-	1,224,523
Other Non-recurring costs	51,387	1,578,220
Adjusted EBITDA	$(5,790,570)	$(26,376,128)